                                                                    EXHIBIT 20.3
                         TRUST & PUBLIC SERIES SUMMARY
                      FIRST UNION MASTER CREDIT CARD TRUST
                            SERIES 1996-1 AND 1996-2

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TOTAL TRUST PERFORMANCE             JUNE 1997                    JULY 1997                     AUGUST 1997
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TOTAL ENDING BALANCE:              3,546,462,829                3,493,603,727                  3,427,061,008
ENDING PRINCIPAL BALANCE:          3,464,222,138                3,402,265,057                  3,327,943,448
ENDING NON-PRINCIPAL BALANCE:         82,240,692                   91,338,670                     99,117,560

INVESTOR PERCENTAGE:                       42.21%                       42.69%                         43.46%

YIELD:                                46,921,179        16.07%     52,627,342         18.23%      53,629,788      18.92%

CHARGE-OFFS:                         (22,983,587)       -7.87%    (21,792,948)        -7.55%     (21,387,467)     -7.54%

NET YIELD: (YIELD - C/O)                                 8.20%                        10.68%                      11.37%

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SERIES 1996-1                       JUNE 1997                    JULY 1997                     AUGUST 1997
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 Month-End Investor Balance        1,115,151,821                1,115,151,821                  1,115,151,821
 Investor Percentage                       31.83%                       32.19%                         32.78%
 THREE-MONTH-AVG EXCESS SERVICING                        2.81%                         2.93%                       3.00%

Yield:                                14,937,005        16.07%     16,940,426         18.23%      17,578,100      18.92%

 Charge-Offs                          (7,316,652)       -7.87%     (7,015,268)        -7.55%      (7,010,116)     -7.54%
 Certificate Interest                 (5,135,926)       -5.53%     (5,470,587)        -5.89%      (5,432,135)     -5.85%
 Servicing Fee                                 0         0.00%     (1,858,586)        -2.00%      (1,858,586)     -2.00%

EXCESS SERVICING:                      2,484,427         2.67%      2,595,985          2.79%       3,277,263       3.53%

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SERIES 1996-2                       JUNE 1997                    JULY 1997                     AUGUST 1997
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 Month-End Investor Balance          363,636,975                  363,636,975                    363,636,975
 Investor Percentage                       10.38%                       10.50%                         10.69%
 THREE-MONTH-AVG EXCESS SERVICING                        2.92%                         3.05%                       2.93%

Yield:                                 4,870,769        16.07%      5,524,855         18.23%       5,736,107      18.93%

 Charge-Offs                          (2,385,868)       -7.87%     (2,287,591)        -7.55%      (2,285,911)     -7.54%
 Certificate Interest                 (1,755,333)       -5.79%     (1,691,985)        -5.58%      (1,850,767)     -6.11%
 Servicing Fee                                 0         0.00%       (606,062)        -2.00%        (606,062)     -2.00%

EXCESS SERVICING:                        729,568         2.41%        939,218          3.10%         993,367       3.28%
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TOTAL TRUST PERFORMANCE            SEPTEMBER 1997               OCTOBER 1997                NOVEMBER 1997
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TOTAL ENDING BALANCE:               3,350,299,092           3,267,905,293                   3,227,568,983
ENDING PRINCIPAL BALANCE:           3,248,030,635           3,164,194,315                   3,117,819,987
ENDING NON-PRINCIPAL BALANCE:         102,268,458             103,710,978                     109,748,996

INVESTOR PERCENTAGE:                        44.44%                  45.53%                          46.74%

YIELD:                                 57,280,970    20.65%    58,638,817     21.66%          52,107,203     19.76%

CHARGE-OFFS:                          (22,675,399)   -8.18%   (19,398,962)    -7.17%         (20,424,804)    -7.75%

NET YIELD: (YIELD - C/O)                             12.48%                   14.50%                         12.02%

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SERIES 1996-1                       SEPTEMBER 1997           OCTOBER 1997               NOVEMBER 1997
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 Month-End Investor Balance         1,115,151,821           1,115,151,821               1,115,151,821
 Investor Percentage                        33.51%                  34.33%                      35.24%
 THREE-MONTH-AVG EXCESS SERVICING                     3.72%                    4.87%                       5.24%

Yield:                                 19,194,130    20.65%    20,132,564     21.66%       18,364,056     19.76%

 Charge-Offs                           (7,598,240)   -8.18%    (6,660,278)    -7.17%       (7,198,280)    -7.75%
 Certificate Interest                  (5,244,598)   -5.64%    (5,793,285)    -6.23%       (5,018,570)    -5.40%
 Servicing Fee                         (1,858,586)   -2.00%    (1,858,586)    -2.00%       (1,858,586)    -2.00%

EXCESS SERVICING:                       4,492,705     4.83%     5,820,414      6.26%        4,288,619      4.61%

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SERIES 1996-2                      SEPTEMBER 1997           OCTOBER 1997                NOVEMBER 1997
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 Month-End Investor Balance           363,636,975             363,636,975                 363,636,975
 Investor Percentage                        10.93%                  11.20%                      11.49%
 THREE-MONTH-AVG EXCESS SERVICING                     3.89%                    5.08%                       5.29%

Yield:                                  6,265,044    20.67%     6,571,262     21.69%        5,994,418     19.78%

 Charge-Offs                           (2,477,690)   -8.18%    (2,171,833)    -7.17%       (2,347,269)    -7.75%
 Certificate Interest                  (1,576,977)   -5.20%    (1,773,260)    -5.85%       (1,859,431)    -6.14%
 Servicing Fee                           (606,062)   -2.00%      (606,062)    -2.00%         (606,062)    -2.00%

EXCESS SERVICING:                       1,604,315     5.29%     2,020,108      6.67%        1,181,657      3.90%
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Total Trust Performance Percentages calculated by dividing the current month results into the previous month ending principal balance.

JUNE REFLECTS A ZERO SERVICING FEE, PURSUANT TO AMENDMENT NUMBER TWO OF THE SERIES 1996-1 AND SERIES 1996-2 SUPPLEMENTS TO THE POOLING AND SERVICING AGREEMENT.